UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2008

CMS Bancorp Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33322	20-8137247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Main Street, Suite 750 White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 422-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 30, 2008, CMS Bancorp, Inc. (the “Registrant”) and its wholly owned subsidiary, Community Mutual Savings Bank (the “Bank”), each entered into separate, parallel, amended and restated employment agreements (the “New Employment Agreements”) with John Ritacco as President and Chief Executive Officer of the Registrant and of the Bank. The New Employment Agreements amend and restate employment agreements between each of the Registrant and the Bank and Mr. Ritacco that were filed as Exhibit 10.2 to the Registrant’s registration statement on Form SB-2 on December 7, 2006 and as Exhibit 10.5 to the Registrant’s registration statement on Form SB-2/A on February 2, 2007, respectively.

The New Employment Agreements are substantially similar to the employment agreements they replace, except that the New Employment Agreements (i) provide that the Registrant and the Bank will employ Mr. Ritacco until December 31, 2010, (ii) provide for Mr. Ritacco to receive an annual base salary of $290,000, an annual bonus of $45,000, and for him to be eligible to receive an additional bonus if he achieves certain performance objectives set by the Bank, and (iii) contain certain provisions to make them compliant with the requirements of, and final regulations promulgated under, Section 409A of the Internal Revenue Code of 1986, as amended.

The foregoing description of the New Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the New Employment Agreements attached hereto as Exhibits 10.1 and 10.2 and which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amended and Restated Employment Agreement between the Registrant and Mr. Ritacco.

10.2	Amended and Restated Employment Agreement between the Bank and Mr. Ritacco.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS Bancorp Inc.

Date: July 31, 2008	By:	/s/ Stephen Dowd
Stephen Dowd
Senior Vice President and Chief Financial Officer